UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.
On August 20, 2015, Sonoco Products Company issued a news release reporting second quarter and year-to-date financial results of the Company for the period ended June 28, 2015. In addition, the Company provided selected restated historical financial statement information following the completion of its previously disclosed review of prior period misstatements at its Irapuato, Mexico packaging center, and notified readers that its Quarterly Report on Form 10-Q for the second quarter of 2015 is past due and that the Company has received a letter from the New York Stock Exchange notifying the Company that it is not in compliance with the continued listing requirements of the exchange because of the failure to timely file this report. A copy of that release is attached as an exhibit hereto.

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a)     On August 14, 2015, the Company received a copy of a letter from the New York Stock Exchange (NYSE), dated August 13, 2015, notifying the Company that, because of its failure to timely file its Form 10-Q for the quarter ended June 28, 2015, the Company does not satisfy Section 802.01E of the NYSE Listed Company Manual.

The Company is diligently working towards completing and filing such 10-Q by the end of August 2015, well within the grace period afforded by Section 802.01E.

For further information about the circumstances relating to the late filing, please see the Company’s Form 12b-25 filed August 10, 2015, and Current Report on Form 8-K filed August 10, 2015.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99 - Registrant’s Press Release dated August 20, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: August 20, 2015	By:	/s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99	Registrant’s Press Release dated August 20, 2015